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SMITH & NEPHEW plc                                                     Exhibit 8
Principal Subsidiary Undertakings

                                                            Country of
Company                                                     Incorporation
-------                                                     -------------

TP Limited                                                  Scotland
  -    Smith & Nephew Trading Group Limited                 England
       -    T.J. Smith & Nephew Limited                     England
            -    Smith & Nephew FZE                         United Arab Emirates
  -    Smith & Nephew (Overseas) Limited                    England
       -    Smith & Nephew Ortho Limited                    Jersey
       -    Smith & Nephew S.A.                             Spain
       -    Smith & Nephew (Malaysia) Sdn Bhd               Malaysia
            -    Smith & Nephew Healthcare Sdn Bhd          Malaysia
       -    Smith & Nephew Holdings Inc.                    USA
            -    Smith & Nephew Inc.                        Puerto Rico
            -    Smith & Nephew Inc.                        USA
                 -    Smith & Nephew S.A. de CV             Mexico
       -    Smith & Nephew International S.A.               Luxembourg
            -    Smith & Nephew GmbH                        Austria
            -    Smith & Nephew SA-NV                       Belgium
            -    Smith & Nephew A/S                         Denmark
            -    Smith & Nephew OY                          Finland
            -    Smith & Nephew France SA                   France
                 -    Smith & Nephew SA                     France
            -    Smith & Nephew Deutschland (Holdings) GmbH Germany
                 -    Smith & Nephew GmbH                   Germany
                 -    Smith & Nephew Orthopaedics GmbH      Germany
            -    Smith & Nephew Healthcare Limited          India
            -    Smith & Nephew Limited                     Ireland
            -    Smith & Nephew Srl                         Italy
            -    Smith & Nephew (Europe) BV                 Netherlands
                 -    Smith & Nephew BV                     Netherlands
            -    Smith & Nephew A/S                         Norway
            -    Smith & Nephew Lda                         Portugal
            -    Smith & Nephew AB                          Sweden
            -    Smith & Nephew AG                          Switzerland
            -    Smith & Nephew Inc.                        Canada
            -    Smith & Nephew Pty Limited                 Australia
            -    Smith & Nephew Limited                     Hong Kong
            -    Smith & Nephew KK                          Japan
            -    Smith & Nephew Limited                     Korea
            -    Smith & Nephew Limited                     New Zealand
            -    Smith & Nephew Pte Limited                 Singapore
            -    Sri Siam Medical Limited                   Thailand
                 -    Smith & Nephew Limited                Thailand
Smith & Nephew Investment Holdings Limited                  England
  -    Smith & Nephew Raisegrade Limited                    England
       -    Smith & Nephew Rareletter Limited          England
  -    Smith & Nephew Medical Limited                       England
  -    Smith & Nephew Healthcare Limited                    England
SNIH Investments Limited                                    South Africa
Smith & Nephew Finance Holdings Limited                     Cayman Islans
  -    Smith & Nephew Finance Oratec Limited                England
  -    Smith & Nephew Finance Limited                       England

All companies trade under the name of Smith & Nephew and deal with medical device products.